Exhibit 99.1
INVESTOR RELATIONS UPDATE
October 20, 2010
General Comments
•	2010 Capacity Guidance — For 2010, total system capacity is expected to be up slightly. Mainline is forecast to be up approximately one percent, with domestic down approximately one percent and international up approximately eight percent. Express is expected to be down approximately one percent.
•	Cash — As of September 30, 2010, the Company had approximately $2.4 billion in total cash and investments, of which $389 million was restricted. In addition, as of September 30, 2010, the Company’s auction rate securities had a book value of $59 million ($93 million par value). While these securities are held as investments in non-current marketable securities on our balance sheet, they are included in our unrestricted cash calculation.
•	7% Senior Convertible Notes — Pursuant to the terms of the indenture governing the Company’s 7% Senior convertible notes due 2020 and the Company’s Put Right Purchase Offer to Holders of the Securities dated September 1, 2010, on September 30, 2010, the Company accepted for purchase all outstanding securities that were validly tendered and not withdrawn as of the expiration date. Approximately $68.7 million aggregate principal amount of the notes, representing approximately 93% of the aggregate principal amount of the outstanding notes prior to the Put Option, were validly tendered and accepted for purchase in the Put Option, at a price of $1,000 per $1,000 of principal amount. After giving effect to the purchase of the tendered notes, approximately $4.8 million principal amount of the notes remain outstanding.
•	Fuel — For the fourth quarter 2010, the Company anticipates paying between $2.35 and $2.40 per gallon of mainline jet fuel (including taxes). Forecasted volume and fuel prices are provided in the table below.
•	Profit Sharing / CASM — Profit sharing equals 10% of pre-tax earnings excluding special items up to a 10% pre-tax margin and 15% above the 10% margin. Profit sharing is excluded in the CASM guidance given below.
•	Cargo / Other Revenue — Cargo revenue, ticket change fees, excess / overweight baggage fees, first and second bag fees, contract services, simulator rental, airport clubs, Materials Services Company (MSC), and inflight service revenues. The Company’s a la carte revenue initiatives are expected to generate in excess of $500 million in revenue in 2010.
•	Taxes / NOL — As of December 31, 2009, net operating losses (NOL) available for use by the Company was approximately $2.1 billion, all of which is expected to be available for use in 2010. The Company’s net deferred tax asset, which includes the NOL, is subject to a full valuation allowance. As of December 31, 2009, the valuation allowances associated with Federal and state NOL were $546 million and $77 million, respectively. In accordance with generally accepted accounting principles, future utilization of the NOL will result in a corresponding decrease in the valuation allowance and offset the Company’s tax provision dollar for dollar. As a result, income tax benefits are not recognized in the Company’s statement of operations.
The Company reported pre-tax income for the nine months ended September 30, 2010 and utilized NOL to reduce its income tax obligation. However, the Company recorded $1 million of state income tax for the nine months ended September 30, 2010 related to certain states where NOL is either limited or not available to be used.
For the full year 2010, the Company expects to be profitable and will use NOL to reduce its federal and state income tax obligation. The Company’s full year state income tax obligation related to certain states where use of NOL is restricted is expected to approximate $1 million. The Company does not expect to be subject to AMT Liability in 2010 as a result of certain elections the Company made under the Worker, Homeownership, and Business Assistance Act of 2009.
Please refer to the footnotes and the forward looking statements page of this document for additional information

MAINLINE UPDATE
October 20, 2010
Mainline Comments
•	Mainline data includes US Airways operated flights and all operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to Express.

Mainline Guidance	1Q10A	2Q10A	3Q10A	4Q10E	FY10E
Available Seat Miles (ASMs) (bil)	16.6	18.4	19.1	~17.4	~71.6
CASM ex fuel, special items & profit sharing (YOY % change)[1]	8.88	8.08	7.93	-1% to +1%	-1% to +1%

Cargo Revenues ($ mil)	33	37	37	~35	~140
Other Revenues	319	331	330	~310	~1,290

Fuel Price (incl hedges and taxes) ($/gal) (as of 10/13/10)	2.17	2.23	2.17	2.35 — 2.40	2.21 — 2.26
Fuel Gallons Consumed (mil)	247	276	288	~268	~1,079

Percent Hedged			—	—	—
Weighted Avg. Heating Oil Collar Range ($/gal)			—	—	—
Weighted Avg. Jet Fuel Equivalent (incl, transport, and refining margin) ($/gal)			—	—	—
Weighted Avg. Estimated Crude Oil Equivalent ($/bbl)			—	—	—
Estimated Jet Fuel Price Assumption (unhedged, incl transport) ($/gal)				~2.30	~2.16
Impact of Fuel Hedges (Gains)/Losses ($/gal)	—	—	—	—	—

Interest Expense ($ mil)	82	86	83	~79	~330
Interest Income ($ mil)	(5)	(3)	(2)	~(2)	~(13)
Other Non-Operating (Income)/Expense ex special items ($ mil)[2]	7	13	(7)	~(2)	~11

Cash Flow/Capital Update ($ mil) Inflow/(Outflow)	1Q10A	2Q10A	3Q10A	4Q10E	FY10E
Cash Capex (non-aircraft)	(13)	(19)	(19)	~(49)	~(100)
Net aircraft Capex and PDP’s (A320/A330 Acquisition)	6	(23)	(29)	~(33)	~(78)

Net Other Cash Flow Adjustments[3]	(114)	(43)	(92)	~(81)	~(330)

Notes:
1.	CASM ex fuel, special items & profit sharing is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document

2.	Other Non-Operating (Income)/Expense ex special items include primarily gains and losses from foreign currency and the disposition of assets

3.	Includes equity issuance, debt issuance, debt principal repayment, non-cash bond discount amortization/interest deferrals (included in interest expense), and other non-cash items
Please refer to the footnotes and the forward looking statements page of this document for additional information

EXPRESS UPDATE
October 20, 2010
Express Comments
•	US Airways Express is a network of eight regional airlines (2 wholly owned) operating under code share and service agreements with US Airways. All operating expenses (including purchase agreements) associated with US Airways Express are included within the Express Non-Fuel Operating Expense line item on our income statement.
•	Express CASM in the fourth quarter increased from previous guidance due to timing of engine overhaul maintenance expense at one of the Company’s wholly owned subsidiaries. Full year guidance remains unchanged.
Express Guidance

	1Q10A	2Q10A	3Q10A	4Q10E	FY10E
Available Seat Miles (ASMs) (bil)	3.28	3.63	3.73	~3.58	~14.22
CASM ex fuel and special items (YOY % change) [1]	14.62	13.49	13.32	+2% to +4%	+3% to +5%
Fuel Price (incl taxes) ($/gal)	2.20	2.28	2.23	2.39 - 2.44	2.26 - 2.31
Fuel Gallons Consumed (mil)	77	86	88	~86	~337
Express Carriers

Air Wisconsin Airlines Corporation	Piedmont Airlines, Inc. [2]
Chautauqua Airlines, Inc.	PSA Airlines, Inc [2]
Colgan Air, Inc. [4]	Republic Airways
Mesa Airlines [3]	Trans States Airlines, Inc. [4]
Notes:

1.	CASM ex fuel expense and special items is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.

2.	Wholly owned subsidiary of US Airways Group, Inc.

3.	Subsidiary of Mesa Air Group, Inc

4.	Pro-rate agreement
Please refer to the footnotes and the forward looking statements page of this document for additional information

FLEET UPDATE
October 20, 2010
Fleet Comments
•	During the first quarter, the Company took delivery of two A320 and two A330 aircraft. The Company expects to take delivery of an additional 24 A320 family aircraft in 2011 and 2012 (12 in the second half of 2011 and 12 in the second half of 2012). The Company has financing commitments in place for these aircraft.
Mainline Fleet Update (End of Period)

	YE09A	1Q10A	2Q10A	3Q10A	4Q10E
Mainline
EMB-190	19	17	15	15	15
737-300	24	24	24	19	19
737-400	40	40	40	40	40
A319	93	93	93	93	93
A320	70	72	72	72	72
A321	51	51	51	51	51
A330	14	16	16	16	16
B757	28	24	24	23	23
B767	10	10	10	10	10

Total	349	347	345	339	339
Express Fleet Update (End of Period)

	YE09A	1Q10A	2Q10A	3Q10A	4Q10E
Express
DH8	50	50	50	50	50
CRJ-200	114	113	113	112	112
CRJ-700	14	14	14	14	14
CRJ-900	38	38	38	38	38
EMB-170	20	20	20	20	20
ERJ-145	9	9	9	9	9
EMB-175	38	38	38	38	38

Total	283	282	282	281	281
Please refer to the footnotes and the forward looking statements page of this document for additional information

SHARES OUTSTANDING
October 20, 2010
•	The estimated weighted average shares outstanding for the remainder of the year are listed below. The interest addback to net income for purposes of computing diluted earnings per share is net of the related effect of profit sharing.

Shares Outstanding ($ and shares mil)[1]	Basic	Diluted	Interest Addback

For Q4
Earnings above $71 million	161.5	201.9	$6.1
Earnings between $26 million and $71 million	161.5	201.7	$6.1
Earnings up to $26 million	161.5	164.0	—
Net Loss	161.5	161.5	—

For FY 2010 (Average)
Earnings above $683 million	161.4	203.3	$31.2
Earnings between $100 million and $683 million	161.4	201.0	$23.0
Earnings up to $100 million	161.4	163.3	—
Net Loss	161.4	161.4	—
Notes:
1.	Shares outstanding are based upon several estimates and assumptions, including average per share stock price, stock options, stock appreciation rights, restricted stock unit award activity, and conversion of outstanding senior convertible notes. The number of shares in the actual calculation of earnings per share will likely be different from those set forth above.
Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP RECONCILIATION
October 20, 2010
Reconciliation of GAAP to Non-GAAP Financial Information
US Airways Group, Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items and profit sharing, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel, special items & profit sharing and Express CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.
This update contains forward-looking statements that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the Company’s Form 10-Q for the quarter ended September 30, 2010, and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of fuel costs, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this update.

	GAAP to Non-GAAP Reconciliation ($mil except ASM and CASM data)
	1Q10	2Q10	3Q10	4Q10 Range*		FY10 Range
	Actual	Actual	Actual	Low	High	Low	High
Mainline
Mainline Operating Expenses	$2,011	$2,117	$2,170	$2,104	$2,148	$8,360	$8,492
Less Mainline Fuel (net of (gains)/losses from fuel hedges)	534	616	625	630	643	2,405	2,418
Less Special Items	5	(9)	3	—	—	(1)	(1)
Less Profit Sharing	—	18	25	—	—	43	43

Mainline Operating Expense excluding fuel, special items, and profit sharing	1,472	1,492	1,517	1,475	1,504	5,913	6,032

Mainline CASM (GAAP) (cts)	12.13	11.48	11.34	12.09	12.34	11.68	11.86

Mainline CASM excluding fuel, special items, and profit sharing (Non-GAAP) (cts)	8.88	8.08	7.93	8.47	8.65	8.26	8.42

Mainline ASMs (bil)	16.6	18.4	19.1	17.4	17.4	71.6	71.6

Express
Express Operating Expenses	$650	$683	$694	$695	$709	$2,711	$2,753
Less Express Fuel Expense	170	195	197	206	210	768	772
Less Special Items	—	(1)	—	—	—	(1)	(1)

Express Operating Expenses excluding fuel and special items	480	489	497	489	499	1,945	1,981

Express CASM (GAAP) (cts)	19.80	18.83	18.61	19.41	19.80	19.07	19.36

Express CASM Excluding Fuel and Special Items (Non-GAAP) (cts)	14.62	13.49	13.32	13.67	13.94	13.67	13.93

Express ASMs (bil)	3.28	3.63	3.73	3.58	3.58	14.22	14.22

Other Non Operating (Income)/Expense
Reported Other Non-Operating (Income)/Expense	$(42)	$9	$(7)	$(2)	$(2)	$(42)	$(42)
Less Special Items	(49)	(4)	—	—	—	(53)	(53)

Other Non-Operating (Income)/Expense excluding special items	7	13	(7)	(2)	(2)	11	11
Note: Amounts may not recalculate due to rounding.
*	For 4Q10, mainline operating expenses exclude profit sharing.
Please refer to the footnotes and the forward looking statements page of this document for additional information

FORWARD LOOKING STATEMENTS
October 20, 2010
FORWARD-LOOKING STATEMENTS
Certain of the statements contained or referred to herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding, among others, the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions and their impact on passenger demand and related revenues; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; the Company’s high level of fixed obligations and its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in the Company’s financing arrangements; provisions in the Company’s credit card processing and other commercial agreements that may affect its liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the Company’s inability to maintain labor costs at competitive levels; the Company’s reliance on third party regional operators or third party service providers; the Company’s reliance on automated systems and the impact of any failure or disruption of these systems; the impact of changes to the Company’s business model; competitive practices in the industry, including the impact of industry consolidation; the loss of key personnel or the Company’s ability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; changes in government legislation and regulation; the Company’s ability to operate and grow its route network; the impact of environmental laws and regulations; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the impact of weather conditions and seasonality of airline travel; the impact of possible future increases in insurance costs and disruptions to insurance markets; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company’s ability to use NOLs and certain other tax attributes; and other risks and uncertainties listed from time to time in the Company’s reports to and filings with the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended September 30, 2010 and in the Company’s other filings with the SEC, which are available at www.usairways.com.
Please refer to the footnotes and the forward looking statements page of this document for additional information